Exhibit 3.A

MENTOR GRAPHICS CORPORATION

1987 RESTATED ARTICLES OF INCORPORATION

(as amended as of July 16, 2010)

The following version of the 1987 Restated Articles of Incorporation has been prepared for filing with the Securities and Exchange Commission, and includes all amendments reflected in Articles of Amendment filed with the Oregon Secretary of State through July 16, 2010.

ARTICLE I

The name of this Corporation shall be MENTOR GRAPHICS CORPORATION and its duration shall be perpetual.

ARTICLE II

The Corporation shall have the power to engage in any lawful activity for which corporations may be organized under the Oregon Business Corporation Act.

ARTICLE III

A. The Corporation shall have authority to issue 301,200,000 shares of capital stock without par value. The shares shall be divided into two classes, designated as follows:

Designation of Class	Number of Shares
Common Stock	300,000,000
Incentive Stock	1,200,000

TOTAL	301,200,000

B. The Board of Directors of the Corporation shall have authority to divide the Incentive Stock into as many series as the Board of Directors shall from time to time determine and to issue the Incentive Stock in such series. The Board of Directors shall determine the number of shares comprising each series of Incentive Stock, which number may, unless otherwise provided by the Board of Directors in creating such series, be increased or decreased from time to time by action of the Board of Directors. Each series of Incentive Stock shall be so designated as to distinguish the shares thereof from the shares of all other series. All shares of each series of Incentive Stock shall be identical. All series of Incentive Stock shall be of equal rank and have the same powers, preferences and rights, and shall be subject to the same qualifications, limitations and restrictions, without distinction between shares of different series thereof; provided, however, that there may be variations among different series of Incentive Stock as to dividend rates; prices, terms and conditions of redemption, if any; liquidation rights; and terms and conditions of conversion, if any, which variations may be fixed and determined by the Board of Directors of the Corporation in accordance with the provisions of this Article III.

C. The relative rights, preferences, privileges and restrictions granted to or imposed upon the respective classes of the shares of capital stock or the holders thereof are as follows:

1. Dividends. No dividend other than a stock dividend shall be paid on any share of Common Stock (the “Common Dividend”) unless at the same time there shall be paid a dividend on each share of Incentive Stock (the “Incentive Dividend”) in an amount to be fixed and determined by the Board of Directors of the Corporation at the time of the establishment of the series in which such shares of Incentive Stock were issued. The Board of Directors when fixing and determining the amount of the Incentive Dividend required hereunder may express such amount in dollars, in a formula based upon the Common Dividend, or both.

2. Liquidation Preference. In the event of any liquidation or dissolution of the Corporation, either voluntary or involuntary, distributions to the shareholders of the Corporation shall be made in the following manner:

(a) The holders of the Incentive Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such stock, an amount per share for each share of Incentive Stock then held by them, adjusted for any combinations, consolidations, or stock distributions or dividends with respect to such shares, as fixed and determined by the Board of Directors of the Corporation at the time of the establishment of the series in which such shares of Incentive Stock were issued. The Board of Directors when fixing and determining the amount which the Incentive Stock is entitled to receive hereunder may express such amount in dollars, in a formula based upon the amount to be distributed among the holders of the Common Stock as set forth in subparagraph 2(b), or both.

(b) After payment to the holders of Incentive Stock of the full preferential amounts set forth in subparagraph 2(a), the remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.

(c) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation or dissolution, within the meaning of this paragraph.

3. Redemption. The Board of Directors of the Corporation may when establishing any series of Incentive Stock determine whether shares of such series may be redeemed and, if so, the redemption prices and the terms and conditions of redemption.

4. Voting Rights. Except as otherwise provided by law, the Incentive Stock shall not be entitled to vote on any matter submitted to the shareholders.

5. Conversion. The Board of Directors of the Corporation may when establishing any series of Incentive Stock fix and determine terms and conditions, if any, on which shares of such series may be converted into shares of any other series or class of stock.

D. This Article III.D sets forth the designation, preferences, limitations and relative rights of a series of Incentive Stock of the Corporation as determined by the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) pursuant to its authority under ORS 60.134 and Article III.B of these Articles of Incorporation.

1. Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Incentive Stock” (the “Series A Incentive Stock”) and the number of shares constituting the Series A Incentive Stock shall be 1,000,000.

2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of this Corporation ranking prior and superior to the Series A Incentive Stock with respect to dividends, the holders of shares of Series A Incentive Stock, in preference to the holders of Common Stock, no par value (the “Common Stock”), of the Corporation, and of any other stock ranking junior to the Series A Incentive Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Incentive Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Incentive Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Incentive Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Incentive Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Incentive Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Incentive Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Incentive Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Incentive Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Incentive Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

3. Voting Rights. Except as otherwise provided by law, the holders of shares of Series A Incentive Stock shall not be entitled to vote on any matter submitted to the vote of stockholders.

4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Incentive Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Incentive Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Incentive Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Incentive Stock, except dividends paid ratably on the Series A Incentive Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Incentive Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series A Incentive Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Incentive Stock, or any shares of stock ranking on a parity with the Series A Incentive Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5. Reacquired Shares. Any shares of Series A Incentive Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be restored to the status of authorized but unissued shares after the acquisition thereof. All such shares shall upon any such restoration become authorized but unissued shares of Incentive Stock and may be reissued as part of a new series of Incentive Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Articles of Incorporation, or in any amendment thereto creating a series of Incentive Stock or any similar stock or as otherwise required by law.

6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Incentive Stock unless, prior thereto, the holders of shares of Series A Incentive Stock shall have received an amount per share (the “Series A Liquidation Preference”) equal to $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Incentive Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Incentive Stock, except distributions made ratably on the Series A Incentive Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Incentive Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Incentive Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Incentive Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

(C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Incentive Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Incentive Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

8. No Redemption. The shares of Series A Incentive Stock shall not be redeemable by the Company.

9. Rank. The Series A Incentive Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, junior to all series of any other class of the Corporation’s Incentive Stock, except to the extent that any such other series specifically provides that it shall rank on a parity with or junior to the Series A Incentive Stock.

10. Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Incentive Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Incentive Stock, voting separately as a single class.

11. Fractional Shares. Series A Incentive Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Incentive Stock.

E. This Article III.E sets forth the designation, preferences, limitations and relative rights of a series of Incentive Stock of the Corporation as determined by the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) pursuant to its authority under ORS 60.134 and Article III.B of these Articles of Incorporation.

1. Designation and Amount. The shares of such series shall be designated as “Series B Junior Participating Incentive Stock” (the “Series B Incentive Stock”) and the number of shares constituting the Series B Incentive Stock shall be 20,000.

2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any class or series of stock of this Corporation ranking prior and superior to the Series B Incentive Stock with respect to dividends, the holders of shares of Series B Incentive Stock, in preference to the holders of Common Stock, no par value (the “Common Stock”), of the Corporation, and of any other stock ranking junior to the Series B Incentive Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Incentive Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $100.00 or (b) subject to the provision for adjustment hereinafter set forth, 10,000 times the aggregate per share amount of all cash dividends, and 10,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Incentive Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Incentive Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series B Incentive Stock as provided in paragraph (A) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $100.00 per share on the Series B Incentive Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series B Incentive Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Incentive Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Incentive Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Incentive Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

3. Voting Rights. Except as otherwise provided by law, the holders of shares of Series B Incentive Stock shall not be entitled to vote on any matter submitted to the vote of stockholders.

4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series B Incentive Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Incentive Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Incentive Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Incentive Stock, except dividends paid ratably on the Series B Incentive Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Incentive Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon dissolution, liquidation or winding up) to the Series B Incentive Stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Incentive Stock, or any shares of stock ranking on a parity with the Series B Incentive Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5. Reacquired Shares. Any shares of Series B Incentive Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be restored to the status of authorized but unissued shares after the acquisition thereof. All such shares shall upon any such restoration become authorized but unissued shares of Incentive Stock and may be reissued as part of a new series of Incentive Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Articles of Incorporation, or in any amendment thereto creating a series of Incentive Stock or any similar stock or as otherwise required by law.

6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation, dissolution or winding up of the Corporation, voluntary or otherwise no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Incentive Stock unless, prior thereto, the holders of Series B Incentive Stock shall have received an amount per share (the “Series B Liquidation Preference”) equal to $10,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Incentive Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount to be distributed per share to holders of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Incentive Stock, except distributions made ratably on the Series B Incentive Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of Series B Incentive Stock were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series B Incentive Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series B Incentive Stock and the holders of such parity shares in proportion to their respective liquidation preferences.

(C) Neither the merger or consolidation of the Corporation into or with another corporation nor the merger or consolidation of any other corporation into or with the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Incentive Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Incentive Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

8. No Redemption. The Series B Incentive Stock shall not be redeemable by the Corporation.

9. Rank. The Series B Incentive Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, on a parity with the Series A Junior Participating Incentive Stock and junior to all other series of the Corporation’s Incentive Stock, except to the extent that any such other series specifically provides that it shall rank on a parity with or junior to the Series B Incentive Stock.

10. Amendment. At any time any shares of Series B Incentive Stock are outstanding, the Articles of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Incentive Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Incentive Stock, voting separately as a single class.

11. Fractional Shares. Series B Incentive Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series B Incentive Stock.

ARTICLE IV

No holder of shares or securities of the Corporation now or hereafter authorized shall have any preemptive right or be entitled as of right to subscribe for, purchase or receive any unissued or treasury shares of any class, whether now or hereafter authorized, or any notes, bonds, debentures, or other securities convertible into, or carrying options or warrants to purchase, shares of any class. All such unissued or treasury shares of any class, or notes, bonds, debentures or other securities convertible into, or carrying options or warrant to purchase, shares of any class may be issued or disposed of by the Board of Directors to such persons and on such terms as it, in its absolute discretion, may deem advisable.

ARTICLE V

The Corporation may indemnify to the fullest extent permitted by law any person who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative, or otherwise (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that the person is or was a director or officer of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director or officer, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. This Article shall not be deemed exclusive of any other provisions for indemnification of directors, officers and fiduciaries that may be included in any statute, bylaw, agreement, resolution of shareholders or directors or otherwise, both as to action in any official capacity and action in another capacity while holding office.

ARTICLE VI

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director. Any directorship to be filled by reason of an increase in the number of directors of the Corporation fixed by the bylaws may be filled by the affirmative vote of a majority of the number of directors fixed by the bylaws prior to such increase, provided that not more than two such directorships may be filled by the directors during any one period between annual meetings of the shareholders of the Corporation. Any such directorship not so filled by the directors shall be filled by election at the next annual meeting of shareholders or at a special meeting of shareholders called for that purpose.

ARTICLE VII

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director; provided that this Article VII shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.